Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279993

PROSPECTUS

2,475,000 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the selling stockholders named in this prospectus (the “Selling Holders”) of up to 2,475,000 shares of our common stock, par value $0.0001 per share (“common stock”), which consist of (i) 500,000 shares of our common stock (the “common shares”) and (ii) 1,975,000 shares of our common stock (the “warrant shares” and, together with the common shares, the “shares”) that may be obtained upon the exercise of certain warrants to purchase shares of common stock (the “warrants”), each as were issued in connection with certain agreements between us and the Selling Holders. You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

We are registering the shares for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders. Our registration of the shares covered by this prospectus does not mean that the Selling Holders will offer or sell any of the shares. The Selling Holders may offer, sell or distribute all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “Plan of Distribution.” While we will not receive any proceeds from the sale of the shares by the Selling Holders pursuant to this prospectus, we will receive proceeds from the exercise of any warrants for cash. We have paid or will pay the fees and expenses incident to the registration of the shares for sale by the Selling Holders. We will not be paying any underwriting discounts or commissions in any offerings pursuant to this prospectus.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “ORGS.” On June 12, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.48 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, sell the shares offered by them described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

A prospectus supplement may add, update or change information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. We may also authorize one or more free writing prospectuses be provided to you that may contain material information relating to these offerings. Before making an investment decision, you should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Holders, together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Holders, together with the additional information incorporated herein by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.” Neither we nor the Selling Holders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of the time of its delivery or the time of any sale of the shares in connection therewith. Neither we nor the Selling Holders are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, “Orgenesis,” “ORGS,” “the Company,” “we,” “us,” “our” and similar terms refer to Orgenesis Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a global biotech company working to unlock the potential of cell and gene therapies (“CGTs”) in an affordable and accessible format. CGTs can be centered on autologous (using the patient’s own cells) or allogenic (using master banked donor cells) and are part of a class of medicines referred to as advanced therapy medicinal products (“ATMPs”). We are mostly focused on autologous therapies that can be manufactured under processes and systems that are developed for each therapy using a closed and automated approach that is validated for compliant production near the patient for treatment of the patient at the point of care (“POCare”). This approach has the potential to overcome the limitations of traditional commercial manufacturing methods that do not translate well to commercial production of advanced therapies due to their cost prohibitive nature and complex logistics to deliver such treatments to patients (ultimately limiting the number of patients that can have access to, or can afford, these therapies).

We have two operating segments – our POCare Services and our therapeutic development operations. We conduct our core POCare operations through our wholly-owned subsidiary Octomera which was a consolidated subsidiary of ours until June 30, 2023 and which became a consolidated subsidiary again effective January 29, 2024 when we entered into a unit purchase agreement pursuant to which we acquired all of the equity interests of Octomera LLC.

Description of Transactions Issuing the Shares to the Selling Holders

On March 7, 2024, we entered into a strategic advisor agreement with Murray Bacal, pursuant to which Mr. Bacal has agreed to serve as our advisor in connection with strategic advice and assistance (the “Bacal Consulting Agreement”) for twelve months, which may be extended by Mr. Bacal for an additional twelve months. In consideration for the services provided to us under the Bacal Consulting Agreement, we agreed to pay Mr. Bacal $75,000 quarterly commencing on the execution of the Bacal Consulting Agreement and we issued Mr. Bacal 500,000 shares of common stock on June 4, 2024. We also issued Mr. Bacal warrants to purchase up to 500,000 shares of common stock, at an exercise price of $1.03. On March 7, 2024, 166,667 warrants to purchase shares of common stock vested and became exercisable. On each of June 5, 2024 and September 3, 2024, 166,666 warrants to purchase shares of common stock shall vest and become exercisable subject to Mr. Bacal’s continued service. The warrants expire on March 6, 2029. These shares and warrant shares are being registered for resale pursuant to this prospectus.

On April 16, 2024, we entered into a strategic advisor agreement with CWS Consulting LLC, pursuant to which Curtis Slipman has agreed to serve as our advisor in connection with strategic advice and assistance (the “Slipman Consulting Agreement”) for twelve months, which may be extended by Mr. Slipman for an additional twelve months. In consideration for the services provided to us under the Slipman Consulting Agreement, we issued Mr. Slipman warrants to purchase up to 500,000 shares of common stock, at an exercise price of $1.03. On April 16, 2024, 166,667 warrants to purchase shares of common stock vested and became exercisable. On each of July 16, 2024 and October 16, 2024, 166,666 warrants to purchase shares of common stock shall vest and become exercisable subject to Mr. Slipman’s continued service. The warrants expire on April 22, 2029. These warrant shares are being registered for resale pursuant to this prospectus.

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On April 17, 2024, we entered into a strategic advisor agreement with 2803876 Ontario Inc., pursuant to which Kevin Choquette has agreed to serve as our advisor in connection with strategic advice and assistance (the “Choquette Consulting Agreement”) for twelve months, which may be extended by Mr. Choquette for an additional twelve months. In consideration for the services provided to us under the Choquette Consulting Agreement, we issued Mr. Choquette warrants to purchase up to 500,000 shares of common stock, at an exercise price of $1.03. On April 18, 2024, 166,667 warrants to purchase shares of common stock vested and became exercisable. On each of July 18, 2024 and October 18, 2024, 166,666 warrants to purchase shares of common stock shall vest and become exercisable subject to Mr. Choquette’s continued service. The warrants expire on April 17, 2029. These warrant shares are being registered for resale pursuant to this prospectus.

On April 29, 2024, we entered into a strategic advisor agreement with Mark Goodman, pursuant to which Mr. Goodman has agreed to serve as our advisor in connection with strategic advice and assistance (the “Goodman Consulting Agreement” and, together with the Bacal Consulting Agreement, the Slipman Consulting Agreement and the Choquette Consulting Agreement, the “Consulting Agreements”) for twelve months, which may be extended by Mr. Goodman for an additional twelve months. In consideration for the services provided to us under the Goodman Consulting Agreement, we issued Mr. Goodman warrants to purchase up to 475,000 shares of common stock, at an exercise price of $1.03. On May 21, 2024, 158,334 warrants to purchase shares of common stock vested and became exercisable. On each of August 21, 2024 and November 21, 2024, 158,334 warrants to purchase shares of common stock shall vest and become exercisable subject to Mr. Goodman’s continued service. The warrants expire on April 21, 2029. These warrant shares are being registered for resale pursuant to this prospectus.

Smaller Reporting Company

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. “Smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information and History

We were incorporated in the state of Nevada on June 5, 2008 under the name Business Outsourcing Services, Inc. Effective August 31, 2011, we completed a merger with our subsidiary, Orgenesis Inc., a Nevada corporation, which was incorporated solely to effect a change in its name. As a result, we changed our name from “Business Outsourcing Services, Inc.” to “Orgenesis Inc.”

Our website address is www.orgenesis.com. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our executive offices are located at 20271 Goldenrod Lane, Germantown, MD 20876, and our telephone number is (480) 659-6404.

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The Offering

Common Stock offered by the Selling Holders from time to time	(i) Up to 500,000 shares and (ii) up to 1,975,000 warrant shares that may be obtained upon the exercise of the Warrants.

Terms of the Offering	The Selling Holders may offer, sell or distribute all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares covered by this prospectus, except with respect to amounts received by us due to the exercise of any Warrants for cash. See “Use of Proceeds”.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Nasdaq Capital Market Symbol	“ORGS”

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Holders for offer and sale, we are referring to the shares of common stock and the shares of common stock issuable upon exercise of the warrants as described under “Selling Holders.” When we refer to the Selling Holders in this prospectus, we are referring to the Selling Holders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Holders as a gift, pledge, partnership distribution or other transfer.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate by reference into this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Any of the risks and uncertainties set forth in the Annual Report and the Quarterly Report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, or any prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus. As a result, you could lose all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Forward-looking statements made in this prospectus include statements about:

Corporate and Financial

●	our ability to generate revenue from the commercialization of our point-of-care cell therapy (“POCare”) to reach patients and to increase such revenues;

●	our ability to achieve profitability;

●	our ability to manage our research and development programs that are based on novel technologies;

●	our ability to grow the size and capabilities of our organization through further collaboration and strategic alliances to expand our point-of-care cell therapy business;

●	our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties;
●	our ability to comply with the continued listing requirements of The Nasdaq Capital Market;

●	our ability to manage potential disruptions as a result of the continued impact of the coronavirus outbreak;

●	our ability to manage the growth of our company;

●	our ability to attract and retain key scientific or management personnel and to expand our management team;

●	the accuracy of estimates regarding expenses, future revenue, capital requirements, profitability, and needs for additional financing; and

●	our belief that our therapeutic related developments have competitive advantages and can compete favorably and profitably in the cell and gene therapy industry.

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Cell & Gene Therapy Business (“CGT”)

●	our ability to adequately fund and scale our various collaboration, license, partnership and joint venture agreements for the development of therapeutic products and technologies;

●	our ability to advance our therapeutic collaborations in terms of industrial development, clinical development, regulatory challenges, commercial partners and manufacturing availability;

●	our ability to implement our POCare strategy in order to further develop and advance autologous therapies to reach patients;

●	expectations regarding our ability to obtain and maintain existing intellectual property protection for our technologies and therapies;

●	our ability to commercialize products in light of the intellectual property rights of others;

●	our ability to obtain funding necessary to start and complete such clinical trials;

●	our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements;

●	our belief that our systems and therapies are as at least as safe and as effective as other options;

●	our relationship with Tel Hashomer Medical Research Infrastructure and Services Ltd. (“THM”) and the growing risk that THM may cancel or, at the very least continue to challenge, the License Agreement with the Israeli Subsidiary;

●	the outcome of certain legal proceedings that we are or may be involved in;

●	our license agreements with other institutions;

●	expenditures not resulting in commercially successful products;

●	our dependence on the financial results of our POcare business;

●	our ability to complete development, processing and then roll out Orgenesis Mobile Processing Units and Labs (“OMPULs”) generate sufficient revenue from our POCare Services; and

●	our ability to grow our POC business and to develop additional joint venture relationships in order to produce demonstrable revenues.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, any of which may cause our Company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company is under no duty to update any forward-looking statements after the date of this prospectus to conform these statements to actual results.

You should also consider carefully the statements set forth in the sections titled “Risk Factors” or elsewhere in this prospectus and in the documents incorporated or deemed incorporated herein or therein by reference, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

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USE OF PROCEEDS

Any shares offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales, except with respect to amounts received by us due to the exercise of any Warrants for cash.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING HOLDERS

This prospectus relates to the possible offer and resale by the Selling Holders of up to 2,475,000 shares of our common stock, which consist of (i) 500,000 shares of our common stock and (ii) 1,975,000 warrant shares that may be obtained upon the exercise of the Warrants, each as were issued in connection with certain agreements between us and the Selling Holders. For additional information regarding the shares being offered by the Selling Holders pursuant to this prospectus, see “Summary-Description of Transactions Issuing the Shares to the Selling Holders” above.

The Selling Holders may from time to time offer and sell any or all of the shares of common stock and shares of common stock issuable upon the exercise of the Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the securities of the Company listed in the table below after the date of this prospectus such that registration rights shall apply to those securities.

The following table is prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of common stock, including shares of common stock issuable upon the exercise of the Warrants, that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of May 31, 2024. We have based percentage ownership prior to this offering on 47,212,473 shares of common stock as of June 5, 2024. In calculating percentages of shares of common stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our common stock issuable upon exercise of that particular Selling Holder’s Warrants, if any.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the tables below. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below tables, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering. Unless otherwise noted below, the address of each Selling Holder listed on the table is c/o Orgenesis Inc., 20271 Goldenrod Lane, Germantown, Maryland 20876.

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Name of Selling Holder	Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
	Number of Shares	Number of Shares	Number of Shares	%
Murray Bacal (1)	1,000,000	1,000,000	–	–
2803876 Ontario Inc. (2)	500,000	500,000	–	–
CWS Consulting LLC (3)	500,000	500,000	–	–
Mark Goodman (4)	475,000	475,000	–	–

(1)	Consists of 500,000 shares of common stock and 500,000 shares of common stock which can be acquired upon the exercise of the Warrants.
(2)	Consists of 500,000 shares of common stock which can be acquired upon the exercise of the Warrants held of record by 2803876 Ontario Inc. 2803876 Ontario Inc. is managed by Kevin Choquette.
(3)	Consists of 500,000 shares of common stock which can be acquired upon the exercise of the Warrants held of record by CWS Consulting LLC. CWS Consulting LLC is managed by Curtis Slipman.
(4)	Consists of 475,000 shares of common stock which can be acquired upon the exercise of the Warrants.

Relationship with Selling Holders

For a description of certain relationships with the Selling Holders and their affiliates see the sections entitled “Summary-Description of Transactions Issuing the Shares to the Selling Holders” above.

Current Director Nominees of the Company

Each of Mr. Choquette, Mr. Slipman and Mr. Goodman is currently a director nominee of the Company in connection with the Company’s annual meeting scheduled for June 27, 2024.

Consulting Agreements

We have entered into a Consulting Agreement with each Selling Holder or its affiliate.

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PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the Selling Holders. We are not selling any shares of common stock under this prospectus, and will not receive any proceeds from the sale of the shares by the Selling Holders pursuant to this prospectus or any accompanying prospectus supplement. Upon any exercise of a Warrant by payment of cash, however, we will receive the exercise price for the portion of the Warrant being exercised. The term “Selling Holders” includes donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a Selling Holder (including the selling stockholders identified in this prospectus) as a gift, pledge, partnership distribution or other transfer. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in privately negotiated transactions at privately negotiated prices. The Selling Holders may sell their shares by one or more of, or a combination of, the following methods:

●	through purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
●	an over-the-counter distribution in accordance with the rules of Nasdaq;
●	through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans;
●	distribution to employees, members, limited partners or stockholders of a Selling Holder;
●	to or through underwriters or broker-dealers;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;
●	in options transactions or through other convertible securities or agreements to be satisfied by the delivery of shares of common stock;
●	by pledge to secure debts and other obligations or on foreclosure of a pledge;
●	through the distribution of such securities by any selling stockholder to its equity holders;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares short and redeliver the shares to close out such short positions or sell the shares through lending such shares. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge shares to a broker-dealer, other financial institution or any other person or entity, and, upon a default, such broker-dealer, other financial institution or other person or entity may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, in such event, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such cases, any profits realized by such broker-dealers on the resale of the shares purchased by them and the compensation of any broker-dealer earned on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1b to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.orgenesis.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 15, 2024;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 20, 2024;
●	our Current Reports on Form 8-K filed with the SEC on January 5, 2024, January 22, 2024, January 24, 2024, January 31, 2024, March 1, 2024, March 7, 2024, March 27, 2024, April 11, 2024, April 15, 2024; April 19, 2024, May 23, 2024 and June 11, 2024.
●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-38416.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, MD 20876

Telephone: (480) 659-6404

You may also access these documents on our website, http://www.orgenesis.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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2,475,000 Shares of Common Stock

PROSPECTUS

June 13, 2024